Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Phoenix Motor Inc. on Amendment No.1 to Form S-1 [File No. 333-268760] of our report dated April 19, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Phoenix Motor Inc. as of December 31, 2021 and 2020 and for the period from November 13, 2020 through December 31, 2020 (Successor), the period from January 1, 2020 through November 12, 2020 (Predecessor) and the year ended December 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

December 15, 2022

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com